                                                                    Exhibit 21
                                                                    Percentage
                                                                    of Voting
                                                      State or      Securities
                                                      Sovereign     Owned By
                                                      Power of      Immediate
Name of Company                                     Incorporation   Parent
Union Carbide Corporation (the "Corporation")         New York         -  %

Subsidiaries included in the Consolidated Financial Statements except where noted otherwise:

Amerchol Corporation                                  Delaware      100.00
Benefit Capital Management Corporation                Delaware      100.00
Calidria Corporation                                  Delaware      100.00
Catalysts, Adsorbents & Process Systems, Inc.         Maryland      100.00
Dexter Realty Corporation                             Ohio          100.00
KTI Chemicals, Inc.                                   Delaware      100.00
P.T. Union Carbide Indonesia                          Indonesia     100.00
Prentiss Glycol Company                               Delaware      100.00
Seadrift Pipeline Corporation                         Delaware      100.00
South Charleston Sewage Treatment Co.                 West Virginia 100.00
UCAR Emulsion Systems International, Inc.             Delaware      100.00
UCAR Interm, Inc.                                     Delaware      100.00
UCAR Louisiana Pipeline Company                       Delaware      100.00
UCAR Pipeline Inc.                                    Delaware      100.00
UCAR, Polimeros y Quimicos C.A.                       Ecuador       100.00
UCAR Resinas Caribe Inc.                              Delaware      100.00
UCAR Vanor (Proprietary) Limited                      South Africa  100.00
UCEX (U.K.) Limited                                   England       100.00
Umetco Minerals Corporation                           Delaware      100.00
Union Carbide Argentina S.A.I.C.S.                    Argentina     100.00
Union Carbide Asia Limited                            Hong Kong     100.00
Union Carbide Asia Pacific, Inc.                      Delaware      100.00
Union Carbide Benelux N.V.                            Belgium             (1)
Union Carbide do Brasil S/A                           Brazil        100.00
Union Carbide Caribe LLC                              Delaware      100.00
Union Carbide Canada Inc.                             Canada        100.00
Union Carbide Chemicals and Plastics
  Technology Corporation                              Delaware      100.00
Union Carbide Chemicals (Australia) Pty. Ltd.         Australia     100.00
Union Carbide Chemicals Korea Limited                 Korea         100.00
Union Carbide Chemicals (Malaysia) Sdn. Bhd.          Malaysia      100.00
Union Carbide Comercial, C.A.                         Venezuela     100.00
Union Carbide Customer Services Pte. Ltd.             Singapore     100.00
Union Carbide Engineering and Hydrocarbons
  Service Company, Inc.                               Delaware      100.00
Union Carbide Ethylene Oxide/Glycol Company           Delaware      100.00
Union Carbide (Europe) S.A.                           Switzerland   100.00
Union Carbide Foreign Sales Corporation               US Virgin Is. 100.00
Union Carbide Formosa Co., Ltd.                       Taiwan        100.00
Union Carbide (Guangdong Zhongshan) Company Limited   Peoples .Republic
                                                      of China       75.00

(1) 99.83% of the voting securities of Union Carbide Benelux N.V. is owned by Union Carbide Corporation; and 00.17% by Union Carbide
       (Europe) S.A.

                                                                    Percentage
                                                                    of Voting
                                                      State or      Securities
                                                      Sovereign     Owned By
                                                      Power of      Immediate
Name of Company                                     Incorporation   Parent
Union Carbide Corporation. (Continued)

Union Carbide Imaging Systems, Inc.                   Delaware      100.00
Union Carbide Inter-America Inc.                      Delaware      100.00
Union Carbide Inter-America Inc.                      New Jersey    100.00
Union Carbide Japan K.K.                              Japan         100.00
Union Carbide Limited                                 England       100.00
Union Carbide Pan America, Inc.                       Delaware      100.00
Union Carbide Philippines (Far East) Inc.             Philippines   100.00
Union Carbide Quimica Ltda.                           Brazil        100.00
Union Carbide Quimicos y Plasticos, S.A. de C.V.      Mexico        100.00
Union Carbide South Africa (Proprietary) Limited      South Africa  100.00
Union Carbide Subsidiary C, Inc.                      Delaware      100.00
Union Carbide Subsidiary L, Inc.                      Delaware      100.00
Union Carbide Subsidiary M, Inc.                      Delaware      100.00
Union Carbide Subsidiary Y, Inc.                      Delaware      100.00
Union Carbide Subsidiary Z, Inc.                      Delaware      100.00
Union Carbide Thailand Limited                        Thailand      100.00
Union Carbide Wire & Cable Company, Inc.              Delaware      100.00
Union Polymers Sdn. Bhd.                              Malaysia       60.00
Westbridge Insurance Ltd.                             Bermuda       100.00

Companies reported in the Consolidated Financial Statements on an Equity in Net Assets Basis included:

Asian Acetyls                                         Rep. of Korea  33.00
Alberta & Orient Glycol Company Limited               Canada         50.00
ASPELL Polymeres SNC                                  France         50.00
Equate Petrochemical Company K.S.C.                   Kuwait         45.00
Nippon Unicar Company Limited                         Japan          50.00
Petromont and Company, Limited Partnership            Canada         49.95
Petromont Inc.                                        Canada         50.00
Polimeri Europa S.r.l.                                Italy          50.00
Seadrift Polypropylene Company                        Texas          50.00
Shawinigan Pipeline Reg'd.                            Canada         50.00
Union Carbide Lanka Limited                           Sri Lanka      49.00
UOP LLC                                               New York       50.00
Univation Technology, LLC                             Delaware       50.00
Union Showa K.K.                                      Japan          50.00
World Ethanol Company                                 Illinois       50.00


The names of the Corporation's other consolidated subsidiaries and companies carried on an equity in net assets basis are not listed. These subsidiaries and companies, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. In addition, the Corporation has investments in other subsidiaries and 20-to-50%-owned companies for which financial statements are not submitted because all such subsidiaries and companies, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.